Exhibit 4.12

Xinjiang Urumqi Rural Commercial Bank Co., Ltd

Enterprise working capital loan contract

Xinjiang Uygur Autonomous Region Rural Credit Cooperatives Association printed

Part two, special terms

Article 2 8 the covenant

28.1 The Lender

name	Xinjiang Urumqi Rural Commercial Bank Co., LTD
certificate type	business license	ID Number	[*]
legal representative	Li Qiang	Business contact person	Wang Rui
postal address	Xinjiang Urumqi County board house ditch Town Road
zip code	830000	contact number	[*]
fax number		Other modes of communication

28.2 The Borrower

Borrower name	Xinjiang United Family Trading Co., Ltd
certificate type	business license	ID Number	[*]
legal representative	Bao-lin Wang	accredited representati ve
postal address	[*]
zip code	830000	contact number	[*]
fax number		Other modes of communication

28.3 The Guarantor

Name of mortgagor

Name of the

pledgee

Name of guarantor	Wang Xiaochen, Zhang Yue

Article 29, loan details

Loan types	working capital loans
value of loan	the capital form of a Chinese numeral	RMB three million only
	the ordinary form of a Chinese numeral	RMB 3,000,000 only
credit period	In total, [12] months	From [2023.12.26] To [2024.12.25]
intended use of the loan	payment of rent
lending rate	Interest rate type	☒ Fixed rate / floating rate If it is the floating interest rate, then the interest rate adjustment method is ☐ Immediate adjustment / ☐ next period / ☐ January 1 / credit date
	exercise rate	The Loan Prime Rate (LPR) issued by the People's Bank of China [plus / minus 205.00 basis points], the current LPR is [3.450000%], so the annual interest rate is [5.500000%].
I n t e r e s t c a l c u l a t i o n m e t h o d		1. Simple interest ☐; 2. Compound interest ☒.

29.1 In case of differences between the capital form of a Chinese numeral and the ordinary form of a Chinese numeral under this contract, the capital form shall prevail.

29.1.1 If the term of the loan hereunder is inconsistent with the actual fund withdrawal date, the loan term shall start on the first fund withdrawal date, the fund withdrawal date shall be subject to the receipt evidencing the withdrawal, which shall be an integral part of this contract and shall have the same legal effect as this contract.

Article 30, repayment method

30.1 The Borrower and the Lender agree to pay the principal and interest in the following way [30.1.3]:

30.1.1 The interest shall be repaid to the principal and interest of the loan in a lump sum upon maturity.

30.1.2 [     ] (month / quarter / year) and repayment at maturity.

30.1.3  Interest settlement by [month] (month / quarter / year), and any repayment method.

30.1.4  Pay the interest by [     ] (month / quarter / year), and repay by the plan. The specific repayment time and amount are as follows:

order number	Repayment time	Amount of repayment principal (in words)

30.1.5 Other repayment methods: [     ]

30.2 The borrower specifies the account number: [*] as the loan issuance and fund withdrawal and principal and interest repayment account.

Article 3 1 Loan guarantee

The guarantor provides guarantee for the loan under this contract, and the guarantee content shall be subject to the provisions of the guarantee contract.

Article 32 Other agreed matters: [     ]

Article 33. This contract is made in [4] originals, including the borrower, lender, guarantor and the notary public or the mortgage registration authority shall hold one copy each, which shall have the same legal effect.

(below are the signature pages)

Statement: The Lender has advised the Borrower, the mortgagor, the pledgor and / or the guarantor of the relevant terms (especially the boldface terms), the Lender has explained the concept, content and legal effect of the relevant terms, this person has known and understood the above terms, and confirms that there is no misunderstanding or doubt about this contract.

The borrower, mortgagor, pledgor and / or guarantor in the corresponding signature column.

The borrower’s signature
The Borrower / Legal Representative (Responsible Person) / Authorized Agent:
The mortgagor’s signature
Mortgagor / Legal representative (responsible person) / authorized agent:

The guarantor’s signature
Guarantor / legal representative (responsible person) / authorized agent
The pledgee’s signature
The Pledgor / Legal Representative (responsible person) / Authorized Agent:
The lender’s signature
Principal
(signature):

The Lender	Owner
(Signature and seal)	(signature
and seal):
date of contract